                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)   OCTOBER 1, 2002

                       KID CASTLE EDUCATIONAL CORPORATION
       (Exact name of Registrant as Specified in its Charter Post-merger)

                FLORIDA                      333 -39629                           59 - 2549529
      (State or Other Jurisdiction          (Commission                          (IRS Employer
      of Incorporation pre-merger)          File Number)                 Identification No. pre-merger)

       8TH FLOOR, NO. 98 MIN CHUAN ROAD, HSIEN TIEN, TAIPEI, TAIWAN R.O.C.
                                  (New Address)

Registrant's telephone number, including area code  (011) 886 - 2 - 2218 - 5996

ITEM 1.  CHANGES IN CONTROL OF THE REGISTRANT.

         On October 1, 2002, Kid Castle Educational Corporation (formerly King Ball International Technology Corporation) acquired all of the issued and outstanding stock of Hi Goal Developments Limited, a Cayman Islands company ("Hi Goal") pursuant to an Exchange Agreement dated as of October 1, 2002, by and among Hi Goal, the shareholders of Hi Goal, Kuo-An Wang and Kid Castle (the "Exchange Agreement"). Hi Goal based in the Cayman Islands, is the parent company of Kid Castle Technology Corp. Ltd. (Taiwan) and Kid Castle Educational Software (Shanghai) Corp. Ltd. (China).

         Pursuant to the Exchange Agreement, Hi Goal became a wholly-owned subsidiary of Kid Castle, and in exchange for the Hi Goal shares, Kid Castle issued 11,880,000 shares of its common stock to the shareholders of Hi Goal, representing 80% of Kid Castle's outstanding stock at that time. In connection with the exchange and change in control, the current officers and directors of Kid Castle resigned and the following five persons were appointed as officers and directors: Kuo-An Wang, Director, President and Chief Executive Officer; Yu-En Chui, Director, Chief Financial Officer and Secretary; Suang-Yi Pai, Director; Chin-Chen Huang, Director; and Yu-Fang Lin, Director.

OVERVIEW

         Kid Castle Educational Corporation (together with its operating subsidiaries, "Kid Castle") is a Taiwan based provider of English language instruction and educational services to children for whom Chinese is their primary language. Based on our experience providing English language instruction and educational services to our core K-12 market, we believe we are among the leading providers of such services and products to K-12 students for whom Chinese is their primary language. In 2001, Kid Castle through its franchise and cooperative school operations, provided approximately 450,000 students at over 2,200 locations with English language instruction and other educational services.

         Kid Castle commenced operations in 1986 as an English language school and since that time has expanded its franchise operations to provide bi-lingual Kindergarten instruction, computer training and tutorial services. In September 1999, we began offering a variety of multimedia, educational videos, textbooks, workbooks and educational software authored by us as fully functional stand-alone products or as supplements to our classroom-based and Internet-based instruction. In July 2000, we launched our fully developed Internet-based education program that provides an interactive environment in which K-12 students develop English language and computer skills.

         English is the language of international business and Kid Castle believes that a working knowledge of English has become increasingly important to long-term success throughout the world. Because English is becoming more prevalent around the world, we believe there is growing demand for bi - lingual instruction in Chinese and English throughout a child's educational process. As more parents and students seek such bi - lingual language instruction for educational purposes, we believe that the English language instruction market will experience significant growth. Kid Castle uses a combination of live, personalized instruction, small group classes and interactive computer-based instruction.

         We believe that Kid Castle has become one of the largest and most widely used educational operations in Taiwan. Our operations include over two thousand franchises and cooperative schools (public schools in alliance with Kid Castle) serving more than 500,000 thousand students using Kid Castle's teaching materials. We operate our businesses through the following primary divisions:
Franchise Division, Publishing Division and Internet Division.

KID CASTLE ORGANIZATIONAL CHART
         Figure 1:   [ORGANIZATIONAL CHART]

Franchise Division

         Our classroom-based courses and tutoring services are provided through company-operated locations, cooperating schools and through our independent franchisees. Our franchisees provide Kid Castle courses and tutoring services under the Kid Castle brand name within a specified territory, in accordance with franchise agreements with us. The fees paid to us by our franchisees are comprised of an initial licensing fee for using the Kid Castle brand name, an annual licensing fee, and the purchase of Kid Castle teaching/learning materials. Our franchisees are under exclusive agreements to purchase our course and marketing materials, which they use in conducting and promoting their classes.

         Franchisees must obtain Kid Castle's approval of the location and design of a Kid Castle school and must operate the franchise school in accordance with Kid Castle methods, standards and specifications. The franchisee is required to purchase from Kid Castle all of its instructional materials as well as student explanatory and promotional brochures developed by Kid Castle. Kid Castle specifies requirements for other items necessary for operation of a franchise school, such as computers, instructional materials and furniture.

         Kid Castle actively manages its franchise system. Kid Castle requires franchisees and their employees to attend initial training seminars in franchise school operations and Kid Castle educational programs. Kid Castle also offers franchisees continuing training seminars each year. Franchisee training seminars are designed for each type of school and include: 1) Pre-School English Teaching Seminar; 2) Children English Teaching Seminar; 3) Care-Taking English Teaching Seminar; and 4) English Kindergarten Teaching Seminar. The initial training seminar is designed to familiarize teachers with the Kid Castle teaching methods (Audio-Lingual, Total Physical response and Communicative Language Teaching) and materials as well as incorporate the three Kid Castle teaching methods into the daily teaching plan.

         Kid Castle employs division directors who act as "consultants" to provide assistance to franchisees in technology implementation, business development, marketing, education and operations. These employees also facilitate regular communications between franchisees and Kid Castle.

         Kid Castle believes there is significant potential for additional franchised schools both in Taiwan and China. Kid Castle is actively seeking to expand franchisees in these territories.

         In addition to franchise schools, the Company's operations also includes Cooperating Schools, which are not affiliated with Kid Castle but contract with Kid Castle to use its teaching/learning materials. Unlike the franchisees, the Cooperative Schools are not required to use solely Kid Castle materials and are not required to participate in Kid Castle training seminars.

         The third type of school, cooperating care-taking schools are similar to after-school and care-taking classes that serve children of preschool and elementary school age. These schools are not affiliated with Kid Castle but contract with us to use Kid Castle's materials although on a much smaller scale than the Cooperative Schools.

         Currently, there are approximately 320 Kid Castle franchises, approximately 1300 cooperating schools and about 600 cooperating after-school/caretaking schools. Kid Castle operated locations include Kid Castle Kindergarten, Kid Castle Computer School and Kid Castle Remedial School.

2002 Student Population

         -        Student Population of Kid Castle Franchise Schools: 50,000

         -        Student Population of Cooperating Kindergartens: 200,000

         -        Student Population of Cooperating After-school/Caretaking
                  Schools: 200,000


PUBLISHING DIVISION

         Kid Castle has accumulated years of experience in the education field to carefully develop what we believe to be superior and effective products, with content we believe to be complete in its diversification and innovation. Aside from our traditional, tried-and-true teaching materials, we have also incorporated computer technology into our teaching materials. We have developed Internet, multimedia, audio publications, educational videos/VCD, and a complete series of products for the purpose of educating children. We are also developing interactive education programs to assist in development of the senses that engage the senses of hearing, sight, and touch.

2002 Student Subscribers

         - More than 450,000 subscribers to the Kid Castle Children's English materials and literatures.


INTERNET DIVISION

         Our Internet division combines the English education division, computer education division, pre-schooling division, and multimedia into a complete specialized package. Kid Castle channels these divisions and Internet networking technology, together with animation, entertainment games, and multimedia, to establish a specialized children's education network program. This interactive network includes Kid Castle Internet Education for Children and Kid Castle Internet English Schooling Program which allows K-12 students to choose among a variety of learning methods, programs, and program content. Currently, our Internet products and services are exclusively available to franchisees and cooperating schools through an educational website at no additional charge. We plans to offer this service to the public as a fee based website.

               FRANCHISE, PUBLISHING, INTERNET, ASSIMILATION CYCLE

       Figure 2:

                           [FRANCHISE CYCLE GRAPHIC]



         Although Kid Castle's Franchise, Internet, and Publishing can be and are separate operations, they are also able to support each other.

MARKET OVERVIEW AND STRATEGY

         English is the language of international business and Kid Castle believes that a working knowledge of English has become increasingly important to long-term success throughout the world. Because English is becoming more prevalent around the world, we believe there is growing demand for bi-lingual instruction in Chinese and English throughout a child's educational process. As more parents and students seek such bi-lingual language instruction for educational purposes, we believe that the English language instruction market will experience significant growth.

TAIWAN MARKET OVERVIEW

         Our target market in Taiwan consists of all elementary and pre-school age children. According to a study by the Taiwan Department of Education, approximately 53.8% of elementary school students receiving extra-curricular tutoring. In other words, one out of every two students is being tutored in some form of class or institution outside of their regular schooling. There also has been an aggressive effort to provide English education programs with particular emphasis on fifth and sixth graders. We believe such programs can benefit all children from pre-school through elementary school age. We offer a series of programs and products that we believe are well-suited to meet the English instruction and education needs of these pre-school and elementary age children in the market segments briefly described below.

ANALYSIS OF ELEMENTARY AND PRE-SCHOOL MARKET

Preschool Educational Market

         There are approximately 1.42 million 2 to 6 years olds in Taiwan of which 60 percent are pre-schoolers (about 850,000). We estimate that of that number approximately 1 million students (about 70 percent of which are 2 to 6 year olds), comprise the pre-school English learning materials market.

Elementary School English Language Materials

         The Taiwan Department of Education has issued a directive that from the 2001 academic year onward, computer skills and English must be incorporated into the school curriculum for all students in third grade and above. As a result, we believe that nearly 1.87 million students will require English language materials for remedial purposes. Taiwan's schools have little experience in the new curriculums, materials and a lack of qualified teachers.

Elementary Remedial Education

         We believe that children's remedial education will move in the direction of diversification of products, increased dissemination of information, and complementing of the school curriculum with English and computer skills. We estimate that approximately 50% of the 1.93 million 7 to 12 year old elementary students will participate in remedial courses.

CHINA MARKET OVERVIEW

         According to the 2001 market survey by the National Bureau of Statistics of China, the kindergarten education market is comprised of 53 million children, 140 million elementary students for the after-school tutoring market, and approximately 200 million students in the English language education market.

         Yet, despite such a large market and business opportunity, it is still difficult to be established in the market. Foreign companies have difficulties operating in China due to differences in cultural background and educational methods. We believe that a Taiwan based company is an ideal candidate to operate in China because of similarities in culture, educational methods and expectations.

         In the past ten years, China has seen an impressive double-digit economic growth percentage. With this economic growth, consumers have greatly increased their expenditures. And with the government motto of "children are our treasure," parents are heavily investing in their children's education whether these investments are putting their children into premium kindergartens, enrolling them into after-school tutoring institutions to improve on their English language skills and/or providing computers and other educational technologies. A large portion of the parent's investment is to place their children into a prominent school and an internationally recognized university so that they may become leaders of the society.

Remedial English Education

         Government-sponsored kindergartens mediocre teaching materials and methods are not able to satisfy the demanding needs of parents searching for high quality specifications. At the same time, Chinese society has begun to demand that the kindergarten curriculum be taught in English and Chinese. At 53 million pre-schoolers, we believe the current size of China's pre-school education market is still only at its nascent stages.

         According to the 2001 Ministry of Education P.R.C. Report beginning in 2002, China is aggressively incorporating English into their elementary school curriculum. The mentality of "English language is a necessity to function with the world" is being embedded in the minds and hearts of every household and coincides with other events that we believe will transform Chinese elementary education:

                  1. Because China is the host of the 2008 Olympics, its government is beginning to initiate radical changes in the education curriculum.

                  2. As a result of its entrance into the WTO, China is moving to internationalize their education systems. Learning the English language is a logical process.

                  3. Many college graduates leave China to continue their academic careers in foreign countries where fluency in the English language is a necessity.

                  4. China's economy has become a target of foreign industries as a developing environment. The benefits of working in an international company entice parents to have their children acquire strong English skills so they may be able to enter the new international environment.

                  5. China, in the long term, has planned to diversify their enterprise and government agencies to a more international orientation. Many people have sought to learn English in order to raise their value in the competitive job market.

Privately Operated Elementary School Market

         The Chinese government has recently been encouraging development of privately operated elementary schools (Department of Education issuance of "Community Development Ordinance" in October 1997). The government has also launched a China/Foreign education co-operative operation (Government Education Commission statement "Provisional China/Foreign Cooperation Regulation.") with the plan to raise the level of its own educational systems by using foreign know-how and resources. We believe this type of government policy will greatly expand the Private Elementary School Market and create impressive market potential.

Technology Advancements

         China currently has 120 million cable subscribers (Ministry of Information Industry P.R.C.). This set-up has allowed the government to connect the people with up-to-date information. The government has already begun a cable/optics and networking system that would expedite the exchange of information quicker and more reliably (Id.). With such technology and the increasing value of Internet-based education, we believe the Children's Internet-Based Education Market will have the technology and the demand to experience significant growth.

CHINA'S DAILY SPENDING ABILITY:

         The following table is the economic growth rate from 1992 to 1998 for the selected countries. From the table, it is apparent that China is the major growth center with the yearly growth percentage nearing double digits. We believe this economic growth can and will translate to an increase in consumer spending in the English language learning market.

             MAJOR COUNTRIES' ECONOMIC GROWTH PERCENTAGE (1996-2001)

Figure 3:

Since 1996 to 2001, China has been consistently growing at an average of
8.1 percentage while the US had an average gain of 3.61 percent and Hong Kong with 2.98 percent. (Directorate-General of Budget, Accounting, and Statistics Executive Yuan the Republic of China Report 2001.

Country                1996          1997          1998          1999           2000          2001
-------                ----          ----          ----          ----           ----          ----
Mainland China         9.6           8.8           7.8           7.1            8.0           7.3
U.S.A.                 3.6           4.4           4.4           4.1            4.1           1.1
Japan                  3.5           1.8          -1.1           0.8            1.5          -0.4
Germany                0.8           1.4           2.0           1.8            3.0           0.8
Hong Kong              4.5           5.5          -5.3           3.0           10.5          -0.3
Singapore              7.6           8.5           0.1           5.9            9.9          -2.2
Korea                  6.7           5.0          -6.7          10.7            8.8           4.1
Malaysia               8.6           7.3          -7.4           6.1            8.3          -0.4
Thailand               5.9          -1.4         -10.8           4.2            4.4           1.0
Taiwan                 6.1           6.7           4.6           5.4            6.0          -2.1

ENTRANCE TO CHINA'S MARKET

         Kid Castle Technology Corp. Ltd. ("Kid Castle Taiwan"), is the base for Kid Castle's global operations and will be the center of research and development for expansion of its operations into China. We have been very enthusiastic concerning the potential of China's children education market and we believe have made the necessary preparation to penetrate the market. During the past two years, Kid Castle invested retained earnings of over 80 million NTD (approximately 2.2 million USD) in research and development of educational and Internet materials in preparation for penetration of the Chinese children education market. In November 2001, Kid Castle opened a company operated kindergarten and five franchise remedial schools in Shanghai.

COMPETITION

         The English language instruction and educational services industry is highly fragmented, varying significantly among different geographic locations and types of consumers. Our ability to compete depends on our ability to improve existing or create new English language learning materials and courses to distinguish Kid Castle from its competitors. Other providers of English language instruction include individual tutors, small language schools operated by individuals and public institutions, and franchisees or branches of large language instruction companies, some of which operate internationally. The smaller operations typically offer large group instruction and self-teaching materials for home study, while some larger competitors concentrate on the higher-priced, business-oriented segment of the English language instruction market by offering programs of intensive and individualized instruction. As the demand for English language skills rises due to the evolution of the information-based global economy, competing English language instruction and materials providers are likely to try to strengthen their positions in the market by expanding their operations, pursuing strategic alliances and acquiring small competitors. This increasing competition may adversely affect our ability to grow our English language instruction business and may also adversely affect our profitability. Additional competitive pressures exist specifically in Taiwan due to the saturation of the market for English language instruction and materials providers in that country.

Taiwan

             SIMILAR CHILDREN FRANCHISE EDUCATION COMPANY COMPARISON

Figure 4:

      ITEM             KID CASTLE                HESS              SESAME STREET               JIA YIN
      ----             ----------                ----              -------------               -------
Chain Franchise        320                       200                    160                    138
    Schools

The above figures are from the annual Republic of China Franchise Committee held on April 2000.

 TAIWAN DEPARTMENT OF EDUCATION REVIEW RESULTS FOR EDUCATIONAL SCHOOL
                               CHAIN FRANCHISES:

Kid Castle is the only Institution to be approved by all six counties and cities in Taiwan as an institution with superior quality and service (The Republic of China - Ministry of Education). Figure 5:

         Region                Kid Castle                Hess                 Jia Yin              Sesame Street
         ------                ----------                ----                 -------              -------------
      Taipei City                  O                      O                      O                      N/A
     Taipei County                 O                      O                      O                      N/A
    Tao Yung County                O                      O                      O                      N/A
    Taichung County                O                      X                      X                      N/A
    Kaoshung County                O                      O                      O                      N/A
     Tainan County                 O                      O                      O                      N/A

O : Approved by the County Education Department.

X : Not-Approved by the County Education Department.

N/A: The Franchise Operation did not submit materials to the Education Department for review.



China

Figure 6:

COMPANY NAME                           CURRENT COMPETITION
------------                           -------------------

Cambridge                      Youth School Operation of children/teenager
                               English learning and not present in the
                               kindergarten market. Although charges a
                               moderate tuition, they are unable to provide
                               sophisticated teaching programs, reliance on
                               examinations, insufficient experience in
                               English conversation, established early
                               therefore more known.

Education                      First Began its development in Shanghai in
                               1997. Catered to adults and ages 7-14 but has
                               no kindergarten schools. High entrance fee into
                               franchise. Have not been established enough to
                               be well known. High tuition costs.

G-TELP Entered the China market in 1993. Direct sale of books as core operation. Respectable in its industry. Has just recently been expanding towards the English education school market.

Figure 6:

COMPANY NAME                           CURRENT COMPETITION
------------                           -------------------
Shane                          Education Entered the Shanghai market in 2000.
                               Caters more to adult education and leans
                               towards England-styled English. Higher tuition.
                               Operation limited to Shanghai region.

Jia                            Yin Entered into China market in recent years.
                               Teaching materials as their core operation. Has already expanded two operations of franchise schools in Cheng Duo.


                         STRENGTH                                                  OPPORTUNITY
                         --------                                                  -----------
1.    Kid Castle, with its specialist experience and a          1.       There are 35.48 million students with 23.26
      full force of services to enter China's market and                 million kindergartners in China.  We believe this
      cultivate qualified local instructors for regional                 great source of demand creates impressive
      services.                                                          potentials.

2.    Kid Castle has a wide variety of products to meet         2.       Because of the Olympics, the government is
      the diversified needs of customers.  Ability to                    aggressively pushing for the assimilation of the
      cater the right product to the right people.                       English language.  This government action creates
                                                                         and awareness and importance to the people.

3.    Kid Castle teaching materials are researched and          3.       Currently there is a vacuum for progress in China.
      developed by specialists that understand the                       Similar to the rapid growth rate in Taiwan 10 years ago,
      domestic market and cultural behavior                              except China's growth is much more rapid.
      thus much more suitablyqualified than foreign
      operation for the  Chinese market.

4.    Has complete knowledge and strategy of the                4.       China's entrance to the WTO will bring more
      market.  Has begun penetrating the China market.                   foreign businesses into the Mainland.  These
                                                                         surge of international companies will create a
                                                                         greater need for the English language.

5.    Has already established a successful operation in         5.       Same language and similar culture create fewer
      Taiwan unlike other foreign operations that have                   differences allowing Taiwanese to enter the China
      little experience in dealing with local culture and                market with fewer adjustments.
         mind-set.

6. Can transfer its proven experience in Taiwan to manage the Kindergarten operation in China.

                         WEAKNESS                                                     THREAT
                         --------                                                     ------
1.    Because of the strong relationships between          1.      There are instabilities and inconsistencies in
      government and local business, there may be some             interpreting China's regulations and laws, thus
      degree of difficulties for a Taiwanese business to           this creates certain investment risks.
      enter the China market.

                         STRENGTH                                                  OPPORTUNITY
                         --------                                                  -----------
2.    There may be different regulations for local         2.      International businesses have already set
      business and for foreign business.                           China as the target zone.  The WTO entrance will
                                                                   bring numerous competitors to China.

                                                           3.      Similar businesses in Taiwan are rapidly
                                                                   entering China's market.

SALES AND MARKETING

         The majority of the parents of our students choose our education programs and materials based on the recommendations of other parents and teachers. We also build awareness of our brand and promote our products through our franchisees and relationships with the cooperating schools. We also maintain an internal sales force and engage in some international, national and local advertising.

         We engage in a broad range of activities to inform potential students and franchisees about our teaching/learning model and the programs offered. These activities include print and broadcast advertising, and direct sale at targeted demographics. A substantial portion of new students and franchisees are referred by parents of students, and current franchisees and current users of our published materials.

         Advertising is centrally monitored and is directed primarily at local markets in which a kindergarten is located. We approve and monitor all advertising. In addition, all responses are analyzed to provide data for future marketing efforts.

         We market our programs and products primarily through advertising and direct mail. Marketing activity is primarily directed at parents of potential students. All marketing activity is tracked to measure effectiveness and to provide information for future activities.

         Individual franchisees have their own marketing methodologies for students, yet we monitor and provide general marketing strategies to help these franchisees. Policies and standards and procedures for new franchisees and cooperating schools are established centrally, but are implemented at the local level through an employee in the marketing department.

         Cooperating Schools also create more exposure for Kid Castle. By having these schools use our teaching/learning materials, parents and children will be more exposed to the Kid Castle brand name as well as the after school education that we provide through our care-taking schools.

STRATEGY

         Our on-going goal is to provide children's education through innovative learning materials by focusing heavily upon research and development to produce innovative materials for children's learning improvement. We aim our business towards providing learning materials for K-12 students and Kid Castle franchises. Our website (http://www.kidcastle.com) contains company and product information.

         Kid Castle prides in itself in the commitment to provide excellent and diverse teachers by continually seeking qualified teachers with exceptional attributes. A site (http://www.kidcastle.com/personnel/index.htm ) is established for potential foreign teachers wishing to teach English in Taiwan or China. This site includes comprehensive instructions and information for foreigners to teach in China or Taiwan and offer contact information to these potential teachers.

         We have substantially increased, and expect to further increase our sales and marketing efforts in order to market more aggressively our franchises in China and thereby increase distribution of our English learning materials.

EMPLOYEES

         As of December 1, 2002, we had the following number of employees:

KID CASTLE (TAIWAN)

                                                          Employee-      Employee-
                                                           Full            Part
Department                                                  Time           Time             Total
Financial Dept.                                              11               1               12
Stock Management Dept.                                       15               0               15
Design Dept.                                                  8               0                8
Secretariate                                                  4               2                6
Kaohsuing Branch Office                                       9               0                9
Publishing Dept.                                              3               2                5
Special Projects Development Dept.                            8               0                8
Early Childhood Academic Affairs Dept.                       15               0               15
Language Schools Academic Affairs Dept.                      10               0               10
Foreign Personnel Dept.                                       4               0                4
Marketing Dept.                                               3               0                3
Asia Development Dept.                                        8               0                8
Franchise Marketing Dept.-Student Counseling                 10               0               10
Franchise Marketing Dept.-Franchising                         5               0                5
Teaching Material Marketing Dept.-Kindergarten                6               0                6
Teaching Material Marketing Dept.-Elementary School           6               0                6
MIS Dept.                                                    12               5               17
Direct Sales Dept.                                           29               0               29
Subtotal                                                    166              10              176

KID CASTLE (CHINA)

                                                          Employee-      Employee-
                                                           Full            Part
Department                                                  Time           Time             Total
Multimedia Dept.                                             3               0                3
MIS Dept.                                                    4               0                4
Design Dept.                                                12               0               12
Financial Dept.                                              6               0                6
Administration Dept.                                         6               0                6
Inventory Dept.                                              7               0                7
Management Dept.                                             2               0                2
Legal Affairs Dept.                                          1               0                1
Human Resource Dept.                                         1               0                1
Children's Language Dept.                                   19               0               19
Early Childhood Academic Affairs Dept.                       7               0                7
Special Task Force Dept.                                     5               0                5
Strategic Planning Dept.                                     3               0                3
Sales Dept.                                                  8               0                8
Subtotal                                                    84               0               84
                                                           ---              --              ---
TOTAL                                                      250              10              260


         The chart below sets forth the names, positions, and education of some of our significant employees.

NAME                      POSITION                            EDUCATION BACKGROUND
----                      --------                            --------------------
                                                              Da-Yeh University (Graduate).  Co-Founder of Kid
Wang Kuo An               CEO and President                   Castle Educational Institution.  Managing Director of
                                                              Taipei Publishing Association.

                          CFO and Senior Vice                 Da-Yeh University (Graduate).  Co-Founder of Kid
Chiu Yu En                President                           Castle Educational Institution.  R.O.C. International
                                                              English Education Managing Director.

                                                              University of Washington, Seattle.  Industrial
                                                              Management Major.  A founder of Kid Castle English
Fung Eu Zei               Chief Manager                       Institution.
                                                              15 years of experience in Children/Pre-Schooler
                                                              English Education Senior Editor.

                                                              Zue Li Business School.
                                                              Kid Castle Educational Institution International
Huang Tzing Zhen          Vice President                      Franchise Division Chief Managing Director.
                                                              13 years of experience in kindergarten franchise
                                                              promotion and management.

                                                              Masters Degree from National Taipei University of
                                                              Technology.
Su Jion Ming              Vice President                      15 years experience in managing children's English
                                                              After School.

NAME                      POSITION                            EDUCATION BACKGROUND
----                      --------                            --------------------
                                                              Kid Castle Education Institution Publishing
                                                              Distribution Systems Chief Coordinator.
                                                              10 years experience in publishing/distribution.
Tzao Ming Ji                                                  5 years experience in education franchise marketing.
                                                              Four years in publishing distribution and children's
                                                              education franchise.

Cheng Liang Li            Education Consultant                Texas State University Ph.D. of Educational English.

                                                              University of Warwick at England.  More than 5 years
Malcolm Higgins           Vice President of Overseas          experience in compiling writing teaching materials.
                          Operations

                                                              Brown University 4 years in English Education.
Jacob P.E. Roth           Editor of English Teaching          More than 4 years of experience in writing/editing
                          Materials  children's               English teaching materials.


                                                              Humboldt State University, Journalism Major.
Chris Jackson             Editor of English Teaching          More than 3 years experience as a journalist and
                          Materials                           editor.

                                                              Wenzhou Teaching University.
                                                              7 years experience in Children's Education.
Hong Bi Qing              Education Director                  5 years experience in editing children's
                                                              English teaching materials.

GOVERNMENT REGULATION

         TAIWAN

         The Ministry of Education requires that teaching/learning materials to be published must first be submitted to the Bureaus of Education (BOE) for review. The BOE regulates study regulation, social education, compulsory education, and physical and health education on a county and city level. According to the Education Textbook Review Regulation executed on September 1st, 2000 by the Ministry of Education, all materials published for elementary school education must be reviewed by the BOE. BOE will review the materials and submit a decision within 90 days. Once the BOE approves of the materials, the applicant must send three copies of the final version to the BOE. The BOE will again make its decision within 60 days. If the BOE does not approve of the initial submission, the applicant has 45 days to resubmit the materials with any corrections that the BOE deems necessary. The BOE will give its decision within 45 days. If the material is not approved, or the corrections are not satisfactory to the BOE, the applicant has 30 days to make the corrections and submit it to the BOE. The BOE will then return its decision within 30 days. If the BOE does not approve of the correction on the third re-submission, the applicant will have to start over the approval process.

         The September 22nd 1994 Foreigner Employment for Foreign Language Remedial Education Regulation by the Taiwan Province Taipei Ministry of Education, updated in June, 3rd 1999, requires all foreign remedial education instructor applicant must be above twenty years of age, have a diploma from a professional school or college and have certification in a language teaching related program. The foreign applicant must also provide a health and drug examination certification and require to submit the above certifications, diplomas and documents translated into Chinese.

         CHINA

         According to China-Foreign School Cooperation Regulation effective January 1995, foreign companies cannot have wholly owned operation of educational franchises and must cooperate with Chinese investors. The Regulation also limits the number of seats for foreign investors on the board of directors or any controlling board or committee to no more than half. The director of the school as well as the chairman of the board must be of Chinese citizenship and must have authority over the school.

         Teaching/Learning materials must be submitted to the Provincial Municipal Education Administration for approval.

         The Ministry of Education has general guidelines for every province and major cities, (such as Shanghai and Beijing that have their own education administration), but each province has its own education administration body and its own regulations and requirements.

KINDERGARTEN REGULATION

         The China Ministry of Education (MOE), under the Kindergarten Operation and Management Regulation, stipulates the following: the location of the kindergarten must be in accordance to the safety standards determined by the MOE, school master, principal, and teachers each must have a diploma from a teachers college and with backgrounds in children's education or higher, school staffs must have a junior high education/diploma equivalent or higher; nurse and similar positions must have high school diploma/education or higher. Reorganization/correction (with deadline), suspension of student enrollment, and/or suspension of operation will result from the following violations: non-licensed operation, location and environment unsatisfactory to government standards; distributing material that are inappropriate for children or materials that violate the Educational Standards set by the MOE. More severe violations such as illegal controlled substance usage, possession of dangerous instruments, corporal punishment, and/or embezzlement of school funds or property will result in punishment and sanctions in accordance with the degree of violation.

INTELLECTUAL PROPERTY AND PROPERTY RIGHTS

         Our copyrights, trademarks, service marks, trade secrets, proprietary technology and other intellectual property rights distinguish our products and services from those of our competitors, and contribute to our competitive advantage in our target markets. To protect our brand, products and services and the systems that deliver those products and services to our customers we rely on a combination of copyright, trademark and trade secret laws as well as confidentiality agreements and licensing arrangements with our employees, customers, independent contractors, sponsors and others.

         We strategically pursue the registration of our intellectual property rights. However, effective patent, trademark, service mark, copyright and trade secret protection may not always be available. Existing laws do not provide complete protection, and monitoring the unauthorized use of our intellectual property requires significant resources. We cannot be sure that our efforts to protect our intellectual property rights will be adequate or that third parties will not infringe or misappropriate these rights. In addition, there can be no assurance that competitors will not independently develop similar intellectual property. If others are able to copy and use our products and delivery systems, we may not be able to maintain our competitive position. If litigation is necessary to enforce our intellectual property rights or determine the scope of the proprietary rights of others, we may have to incur substantial costs or divert other resources, which could harm our business.

         In addition, competitors and others may claim that we have infringed their intellectual property rights. Defending any such lawsuit, whether with or without merit, could be time-consuming, result in costly litigation or prevent us from offering our products and services, which could harm our business. If a lawsuit against us is successful, we may lose the rights to use our products or be required to modify them, or we may have to pay financial damages.

         In order to develop, improve, market and deliver new products and services, we may be required to obtain licenses from others. There can be no assurance that we will be able to obtain licenses on commercially reasonable terms or at all or that rights granted under any licenses will be valid and enforceable.

MANAGEMENT.

         Our directors, executive officers and other significant employees and their ages and positions are as follows:

Name of Individual            Age      Position with company and subsidiaries
------------------            ---      --------------------------------------
Kuo-An Wang                   43       Chief Executive Officer, President & Director
Yu-En Chiu                    42       Chief Financial Officer, Secretary & Director
Suang-Yi Pai                  42       Director
Chin-Chen Huang               35       Director
Yu-Fang Lin                   26       Director

         Set forth below is a description of the backgrounds of each of the officers and directors of the Company:

         KUO-AN WANG has served as President and a director of the Company since October 2002. From 1999 to the present, Mr. Wang has served as President of Kid Castle Internet Technology. From 1997 to 1999, Mr. Wang was President of Kid Castle Enterprise, Premier Holding Investment Property Ltd. and Global International Education Investment Ltd.

         YU-EN CHIU has served as Chief Financial Officer, Secretary and a director of the Company since October 2002. From 1999 to the present, Mr. Chiu has served as Chief Financial officer and Senior Vice President of Kid Castle Internet Technology. From 1997 to 1999, Mr. Chiu served as Vice President of Kid Castle Enterprise.

         SUANG-YI PAI has served as a director of the Company since October 2002. For the past five years through October 18, 2002, Mr. Pai has served as the General Manager of Chin Yi Fung Enterprise Co. Ltd., a privately held company engaged in the manufacture of Velcro and Polyform products.

         CHIN-CHEN HUANG has served as a director of the Company since October 2002. From 1999 to the present, Mr. Huang has served as Vice President of Kid Castle Internet Technology. From 1997 to 1999, Mr. Cheng served as an Assistant Manager of Kid Castle Enterprise.

         YU FANG LIN has served as a director of the Company since October 2002. From 2001 to 2002, Ms. Lin served as a Specialist in Strategic Planning at Choice Lithograph, Inc., a publicly traded company in Taiwan engaged in the printing of books, magazines and calendars. From 1999 to 2000, Ms. Lin was a Programmer Analyst with American Management Systems, Inc. From 1998 to 1999, Ms. Lin was unemployed, and from 1997 to 1998 she was completing her undergraduate education at the University of California, Berkeley.

         The directors named above will serve until the next annual meeting of the Company's stockholders or until their successors are duly elected and have qualified. Directors will be elected for one-year terms at the annual stockholders meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists. There is no arrangement or understanding between any of the directors or officers of the Company and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current directors to the Company's board. There are also no arrangements, agreements or understandings between non-management shareholders that may directly or indirectly participate in or influence the management of the Company's affairs.

RISK FACTORS

         Prospective investors should carefully consider the following risk factors, in evaluating us and our business. The factors listed below represent certain important factors which we believe could cause such results to differ. These factors are not intended to represent a complete list of the general or specific risks that may affect us. It should be recognized that other risks may be significant, presently or in the future, and the risks set forth below may affect us to a greater extent than indicated.

BECAUSE OUR OFFICERS AND DIRECTORS ARE NOT U.S. PERSONS, AND OUR OPERATING SUBSIDIARIES ARE TAIWAN AND PEOPLE'S REPUBLIC OF CHINA COMPANIES, YOU MAY BE UNABLE TO ENFORCE JUDGMENTS UNDER THE SECURITIES ACT.

         Our operating subsidiaries are a Taiwan Company and a People's Republic of China company, our officers and directors are residents of various jurisdictions outside the United States. All or a substantial portion of the assets of our business and of such persons are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon such persons or to enforce in the United States courts judgments obtained against such persons in United States courts and predicated upon the civil liability provisions of the Securities Act.

BECAUSE WE FACE COMPETITION FROM ESTABLISHED COMPETITORS, WE MAY BE UNABLE TO MAINTAIN MARKET SHARE

         Our primary competitors have significant financial, technical and marketing resources, and/or name recognition, including Sesame Street, Hess, G-Telp and Jia Yin. Some of these competitors have a longer operating history and greater overall resources than we do. These companies also have established customer support and professional services organizations. As a result, our competitors may be able to adapt more quickly to changes in customer needs, offer products and services at lower prices than Kid Castle, devote greater resources than Kid Castle to development and sale of teaching/learning products and services, which could result in reducing our market share.

BECAUSE WE DEPEND UPON A SMALL NUMBER OF KEY MANAGEMENT PERSONNEL, THE LOSS OF SUCH PERSONS COULD HAVE A NEGATIVE IMPACT ON OUR BUSINESS

         If the following key officers cease employment with us before we find qualified replacements, it would have a significant negative impact on our operations. We do not have employment agreements with any of our executive officers. Our success is dependent upon the personal efforts and abilities of our executive officers, Kuo - An Wang, Chief Executive Officer and Yu - En Chui, Chief Financial Officer.

BECAUSE KID CASTLE CONDUCTS ITS OPERATIONS IN NEW TAIWAN (NT) DOLLARS AND RMB, WE ARE SUBJECT TO RISK FROM EXCHANGE RATE FLUCTUATIONS

         Our transactions with suppliers and customers are effected in New Taiwan dollars and RMB, Kid Castle's functional currency. Our financial statements are reported in U.S. dollars. As a result, fluctuations in the U.S. dollars to New Taiwan dollars exchange rate may effect the reported financial results of Kid Castle from one period to the next. Kid Castle does not actively manage its exposure to such effects.

AN INCREASE IN MARKET COMPETITION COULD HAVE A NEGATIVE IMPACT ON OUR BUSINESS

         Our markets are new, rapidly evolving and highly competitive, and we expect this competition to persist and intensify in the future. This increase in competition could lead to price reductions, decreased sales-volume, under-utilization of employees, reduced operating margins and loss of market share. There can be no assurance that we will be able to successfully compete for customers in our targeted markets.

         Our failure to maintain and enhance our competitive position could seriously harm our business and operating results. We encounter current or potential competition from a number of sources, including:

         - Branches and franchises of international language instruction companies

         -        Public institutions and private schools

         -        Private tutors

WE CANNOT PREDICT WHETHER DEMAND FOR OUR PRODUCTS AND SERVICES WILL CONTINUE TO DEVELOP, PARTICULARLY AT THE VOLUME OR PRICES THAT WE NEED TO REMAIN PROFITABLE.

         Although the market for English language instruction and education is growing rapidly, we cannot be certain that this growth will continue in its present form, or at all. We believe our success ultimately will depend upon, among other things, our ability to:

         - increase awareness of Kid Castle's brand and the availability of our products and services;

         - continue to attract and develop relationships with educational institutions and regulatory authorities in our targeted geographic markets; and

         -        continue to attract and retain customers.

IF WE ARE UNABLE TO MAINTAIN, IMPROVE AND DEVELOP OUR PRODUCTS AND SERVICES, WE MAY NOT ACHIEVE PROFITABILITY

         In order to remain profitable, we need to maintain and improve our current products and services and to develop or license new ones on a timely basis. If we cannot effectively maintain, improve and develop products and services we may not be able to recover our fixed costs or otherwise remain profitable. We may not be able to develop and introduce new products, services and enhancements that respond to technological changes, evolving education industry standards or customer needs and trends on a timely basis. We may experience difficulties that could delay or prevent the successful development, introduction or marketing of new products, services and service enhancements. These new products, services and service enhancements may not achieve market acceptance or our competitors may develop alternative technologies and methods that gain broader market acceptance than our products and services.

IF WE LOSE KEY MANAGEMENT OR OTHER PERSONNEL, WE MAY EXPERIENCE DELAYS IN OUR PRODUCT DEVELOPMENT AND OUR GROWTH PROSPECTS

         Our growth and success also depends on our ability to attract, hire and retain additional highly qualified management, educators, technical, marketing and sales personnel. These individuals are in high demand and we may not be able to attract the staff we need. The hiring process is intensely competitive, time consuming and may divert the attention of our management from our operations. Competitors and others have in the past, and may in the future, attempt to recruit our employees. If we lose the services of any of our senior management or key education personnel, or if we fail to continue to attract qualified personnel, our business could suffer.

BECAUSE WE MAY NOT BE ABLE TO PROTECT OUR PROPRIETARY RIGHTS ,WE MAY INCUR SUBSTANTIAL COSTS TO DEFEND OR PROTECT OUR BUSINESS AND INTELLECTUAL PROPERTY

         If we fail to protect our intellectual property, we may be exposed to expensive litigation or risk jeopardizing our competitive position. The steps we have taken may be inadequate to protect our technology and other intellectual property. We may have to litigate to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others. This litigation could result in substantial costs and the diversion of our management and technical resources which could harm our business.

BECAUSE WE MAY NOT BE ABLE TO AVOID CLAIMS THAT WE INFRINGED THE PROPRIETARY RIGHTS OF OTHERS, WE MAY INCUR SUBSTANTIAL COSTS TO DEFEND OR PROTECT OUR BUSINESS AND INTELLECTUAL PROPERTY

         Although we have taken steps to avoid infringement claims from others, these measures may not be adequate to prevent others from claiming that we violated their copyrights, other trademarks or other proprietary rights. Any claim of infringement could cause us to incur substantial costs defending against the claim, even if the claim is invalid, and could distract our management from our business. A party making a claim could secure a judgment that requires us to pay substantial damages.

BECAUSE WE INTEND TO EXPAND INTERNATIONALLY, WE WILL BE SUBJECT TO RISKS OF CONDUCTING BUSINESS IN FOREIGN COUNTRIES

         As we expand our operations outside of Taiwan, we will be subject to the risks of conducting business in foreign countries, including:

         - our inability to adapt our products and services to local cultural traits, customs and mobile user preferences,

         - our inability to locate qualified local employees, partners and suppliers,

         - the potential burdens of complying with a variety of foreign laws, trade standards and regulatory requirements;

         - geopolitical risks, such as political and economic instability and changes in diplomatic and trade relationships;

         - political, economic and social conditions in the foreign countries where we conduct operations;

         -        currency risks and exchange controls;

         -        potential inflation in the applicable foreign economies; and

         - foreign taxation of earnings and payments received by us from our franchisees and affiliates.

         We cannot be certain that the risks associated with our anticipated foreign operations will not negatively affect our operating results or prospects, particularly as these operations expand in scope, scale and significance.

"PENNY STOCK" REGULATIONS MAY IMPOSE CERTAIN RESTRICTIONS ON MARKETABILITY OF OUR COMMON STOCK

         The SEC has adopted regulations which generally define "penny stock" to be an equity security that has a market price of less than $5.00 per share. Our common stock may fall within the definition of penny stock and subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 or $300,000, together with their spouse).

         For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our common stock and may affect the ability of investors to sell our common stock in the secondary market.

ITEM 5.  OTHER EVENTS.

         On August 15, 2002, the Board of Directors of Kid Castle approved a reverse split of Kid Castle's common stock of one share for every fifty issued and outstanding shares. The reverse split was effectuated on August 22, 2002.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORM FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Financial Statements

         The audited financial statements of Kid Castle for the fiscal years ended December 31, 2002 and 2001 to be filed with this Report will be filed by amendment.

         (b)      Exhibits

         Exhibit No.                Description
         -----------                -----------
         10.1                       Exchange Agreement

                           [ SIGNATURE PAGE FOLLOWS ]

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              KID CASTLE EDUCATIONAL CORPORATION


Date:       January  30, 2003                 By:        /s/  Kuo-An Wang
         -------------------------                  --------------------------
                                                             Kuo-An Wang

                                      -25-